Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-190047, 333-66064, 333-115455, and 333-160405 on Form S-8 and No. 333-218577 on Form S-3 of TriCo Bancshares of our report dated March 1, 2018 on the consolidated statements of income, changes in shareholders’ equity and cash flows for the year ended December 31, 2017 appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Sacramento, California
March 2, 2020